UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 29, 2008

ORION MARINE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	333-145588	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12550 Fuqua St.
Houston, Texas  77034
(Address of principal executive offices)

(713) 852-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁯           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁯	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁯	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry Into a Material Definitive Agreement
Item 2.01	Completion of Acquisition or Disposition of Assets
Item 8.01	Other Events
Item 9.01	Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX

Item 1.01	Entry Into a Material Definitive Agreement

Acquisition of Assets. On February 29, 2008, OMGI Sub, LLC (“OMGI Sub”), a Florida limited liability company formed to acquire and to own and to operate certain assets, and a 100% directly-owned subsidiary of Orion Marine Group, Inc. (the “Company”) (the name of OMGI Sub having been changed to Subaqueous Services, LLC (“SSLLC”) shortly after closing) concurrently entered into an agreement to purchase and closed the purchase of substantially all of the assets (with the exception of liquid current assets) and related business (principally consisting of project contracts) of Orlando, Florida-based Subaqueous Services, Inc., a Florida corporation (“SSI”) for $35 million in cash.

In addition, SSLLC (i) paid SSI approximately $1.76 million in purchase price adjustments for net under-billings and retained funds held under certain project contracts and for transition support services to be provided by SSI through September, 2008; and (ii) entered a three-year Consulting Agreement with the sole shareholder of SSI, terminable on thirty (30) days prior written notice by the parties thereto, for $150,000 per year payable monthly.

The Company funded the acquisition using a portion of its term loan bank facility for the purchase price, and cash on hand for the other payments referenced above. SSLLC will operate the acquired assets under the name “Subaqueous Services, LLC,” and SSLLC will be based in Jacksonville, Florida. In that regard, SSLLC entered a lease agreement with Hill Street, LLC effective February 29, 2008, for premises and facilities constituting those formerly occupied and used by SSI for its Jacksonville, FL operations. The terms of the purchase and a description of the parties and the assets acquired are described in greater detail in Item 2.01, below.

The foregoing descriptions in this Item 1.01 and in Item 2.01 below are not complete and are qualified in their entirety by reference to (i) the Asset Purchase Agreement dated February 29, 2008, by and between SSLLC and the Company, on the one hand, and SSI and Lance Young, individually and as sole shareholder of SSI, on the other hand (“Asset Purchase Agreement”); (ii) that First Amendment to Loan Agreement dated February 29, 2008, among, the Company, the lenders party thereto, and Amegy Bank National Association, a national banking association, as agent (“Amendment No. 1”); and (iii) that Lease Agreement dated February 29, 2008, between SSLLC and Hill Street, LLC (“Lease Agreement”).  A copy of the Asset Purchase Agreement is filed as an exhibit to this Form 8-K; copies of Amendment No.1 and the Lease Agreement will be filed by amendment.

Item 2.01	Completion of Acquisition or Disposition of Assets

On February 29, 2008, SSLLC, a 100% directly-owned subsidiary of the Company concurrently entered into the Asset Purchase Agreement to purchase and closed the purchase of substantially all of the assets (with the exception of liquid current assets) and related business (principally consisting of project contracts) of Orlando, Florida-based SSI, for $35 million in cash.  In addition, SSLLC (i) paid SSI approximately $1.76 million in purchase price adjustments for net under-billings and retained funds held under certain project contracts and for transition support services to be provided by SSI through September, 2008; and (ii) entered a three-year Consulting Agreement with the sole shareholder of SSI, terminable on thirty (30) days prior written notice by the parties thereto, for $150,000 per year payable monthly. Each of SSI and its sole shareholder, on the one hand, and each of the Company and SSLLC, on the other hand, are jointly and severally liable for representations and warranties respectively made and their respective covenants, agreements and obligations under the Asset Purchase Agreement, including indemnification obligations therein.

The purchase price of $35 million was funded entirely through borrowing under the Company’s existing acquisition term loan facility, as amended by Amendment No. 1 thereto. In addition, from cash on hand provided by the Company, SSLLC paid $60,000 for support facilities and services to be provided by SSI through September 30, 2008, while the Company relocates SSLLC to facilities leased by SSLLC in Jacksonville, Florida pursuant to the Lease Agreement. Also, from such cash on hand, SSLLC paid approximately $1.7 million for existing payment retentions and net overbillings/underbillings under the project contracts in progress which SSLLC acquired.

The Asset Purchase Agreement restricts SSI and its sole shareholder, Mr. Young, for a period of three (3) years after closing of the acquisition, from competing with SSLLC or the Company (including other subsidiaries of the Company) with respect to heavy civil marine construction and related activities in Florida or the Caribbean Region, and from soliciting customers or employees of SSLLC, the Company or its other subsidiaries, for the same period of three (3) years from the closing of the acquisition.

SSLLC will operate the acquired assets under the name “Subaqueous Services, LLC,” and SSLC will be based in Jacksonville, Florida. In that regard, SSLLC entered the Lease Agreement with Hill Street, LLC, effective February 29, 2008, for premises and facilities constituting those formerly occupied and used by SSI for its Jacksonville, FL operations. The Lease is for a term of approximately three (3) years (terminable by either party on six (6) months prior written notice), with aggregate rental and other charges and fees of approximately $19,000 per month.

 SSI is a specialty dredging services provider that focuses on shallow water dredging projects in Florida and along the Atlantic Seaboard utilizing both mechanical and hydraulic cutter suction pipeline dredging.  The assets acquired consist primarily of marine construction equipment, which includes several dredges.  The Company also purchased construction contracts in progress and the right to the name “Subaqueous Services” and derivatives thereof.  In addition, SSLLC has hired certain senior managers of SSI and most of SSI’s field personnel.

Prior to this acquisition, no relationship outside the ordinary course of business existed between  SSI and the Company or SSI and SSLLC.

The foregoing descriptions in this Item 1.01 and in Item 2.01 below are not complete and are qualified in their entirety by reference to (i) the Asset Purchase Agreement dated February 29, 2008, by and between SSLLC and the Company, on the one hand, and SSI and Lance Young, individually and as sole shareholder of SSI, on the other hand (“Asset Purchase Agreement”); (ii) that First Amendment to Loan Agreement dated February 29, 2008, among, the Company, the lenders party thereto, and Amegy Bank National Association, a national banking association, as agent; and (iii) that Lease Agreement dated February 29, 2008, between SSLLC and Hill Street, LLC (“Lease Agreement”).  A copy of the Asset Purchase Agreement is filed as an exhibit to this Form 8-K; copies of Amendment No. 1 and the Lease Agreement will be filed by amendment.

Item 8.01                      Other Events

On February 29, 2008, the Company issued a press release announcing the acquisition of substantially all of the assets of Subacqueous Services, Inc.  A copy of the press release is provided as Exhibit 99.1 to this Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act or the Securities Exchange Act except as shall be expressly set forth by specific reference in such a filing.

Item 9.01                      Financial Statements and Exhibits

(a)           Financial statements of business acquired
The financial statements required by Item 9.01 will be filed by an amendment to this Form 8-K on or before May 13, 2008
(b)           Pro forma financial information
The pro forma financial information required by Item 9.01 will be filed by an amendment to this Form 8-K on or before May 13, 2008
(c)           Exhibits

Exhibit No.                      Description

2.01*	Asset Purchase Agreement dated February 29, 2008, by and between SSLLC and the Company, on the one hand, and SSI and Lance Young, individually and as sole shareholder of SSI, on the other hand.
10.1.1
First Amendment to Loan Agreement dated February 29, 2008, among, the Company, the lenders party thereto, and Amegy Bank National Association, a national banking association, as agent.  To be filed by amendment

10.22	Lease Agreement dated February 29, 2008, between SSLLC and Hill Street, LLC To be filed by amendment
99.1*	Orion Marine Group, Inc. press release dated February 29, 2008 announcing the acquisition of substantially all of the assets of Subaqueous Services, Inc.

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION MARINE GROUP, INC.

____/s/ Mark R. Stauffer____________
By:           Mark R. Stauffer
Title:           Chief Financial Officer